[Form of Opinion of Diana M. Daniels, Vice President,
          General Counsel and Secretary, The Washington Post Company]





                   [Letterhead of The Washington Post Company]





                                                              October 10, 2001





Dear Ladies and Gentlemen:

          I am Vice President, General Counsel and Secretary of The Washington Post Company, a Delaware corporation formed in 1947 (the "Company"), and have acted as such in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission"), of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, (the "Act") with respect to 420,000 shares of the Company's Class B Common Stock, par value $1.00 per share, (the "Class B Stock") to be offered, and upon effectiveness, to be sold by each of the selling shareholders named in the prospectus forming a part of the Registration Statement under the heading "Selling Shareholders" (the "Selling Shareholders"). The Estate of Katharine Graham, an affiliate of the Company, (the "Estate") sold the Class B Stock to the Selling Shareholders pursuant to a Stock Purchase Agreement, dated September 18, 2001, among the Estate and each of the Selling Shareholders. The Company is registering the Class B Stock pursuant to the Registration Rights Agreement, dated as of September 21, 2001 among the Estate, the Company and each of the Selling Shareholders (the "Registration Rights Agreement"). The


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Class B Stock will be offered by the Selling Shareholders on a delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

          In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion including: (i) the Certificate of Incorporation of the Company; (ii) the By-laws as amended to the date hereof of the Company; (iii) the Registration Rights Agreement to be incorporated by reference into the Registration Statement as an exhibit; (iv) the resolutions of the Board of Directors of the Company authorizing the registration of the Class B Stock; and (v) the Registration Statement.

          Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Class B Stock is offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Class B Stock offered thereby and will comply with all applicable laws; and
(iii) the Class B Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; I am of the opinion as follows:

          1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. The shares of Class B Stock to be offered, and upon effectiveness, to be sold by the Selling Shareholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

          I am aware that I am referred to under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement and that I may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. I hereby consent to such use of my name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not hereby admit that I am within the


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category of persons whose consent is required under Section 7 of the Securities
Act of the Rules and Regulations of the Commission promulgated thereunder.




                                               Very truly yours,



                                                Diana M. Daniels
                                                Vice President, General
                                                Counsel and Secretary,
                                                The Washington Post Company